UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20800 Swenson Drive, Suite 175 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

Effective as of October 23, 2017, Telkonet, Inc. (the “Company” and “Borrower”) entered into a Sixth Amendment to the Loan and Security Agreement (the “Amendment”) with Heritage Bank of Commerce, a California state chartered bank (the “Bank”). The Company and the Bank are parties to a certain Loan and Security Agreement (the “Loan Agreement”) dated as of September 30, 2014 referenced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2014.

The Amendment extends the revolving maturity date to September 30, 2019 and redefines compliance if the Company deviates from its projected EBITDA for the quarter ended September 30, 2017 or quarter ending December 31, 2017. The Borrower shall be deemed compliant if, as of such measurement date, Borrower’s unrestricted cash maintained in its accounts at Bank is in excess of $5,000,000. If Bank and Borrower fail to establish a mutually acceptable EBITDA level for the upcoming calendar year on or before December 31 of each year, the revolving maturity date shall be February 15 of such immediately upcoming year. All other terms of the Loan Agreement remain in full force and effect.

The foregoing description of the Amendment is not complete and is in all respects subject to the actual provisions of the Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibit.

Exhibit No.	Description

10.1	Sixth Amendment to Loan and Security Agreement entered into as of October 23, 2017, among Telkonet, Inc. and Heritage Bank of Commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2017	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Loan and Security Agreement entered into as of October 23, 2017, among Telkonet, Inc. and Heritage Bank of Commerce.

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